UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2009

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd. St. Charles, MO	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On January 21, 2009, LMI Aerospace, Inc. (the “Company”) issued a press release announcing the acquisition of all of the capital stock of Integrated Technologies, Inc. (“Intec”), as of January 16, 2009.  Intec is a Washington-based provider of advanced materials testing, manufacturing, and design services to the aerospace, defense and transportation industries.  Its primary business is designed to support composite testing, manufacturing and research, by analyzing new and existing materials including organic matrix composites, ceramics, metal matrix composites and metal.

The Company also announced that it will be issuing a press release on January 27, 2009 describing certain organizational changes, 2008 fourth quarter revenue, and current expectations for 2009 revenue, operating margins, and cash flow.  The Company will also host a conference call on Wednesday, January 28, 2009, at 9:00 a.m. CST, which will be hosted by Ronald S. Saks, President and Chief Executive Officer; Lawrence E. Dickinson, Chief Financial Officer; and Ryan Bogan, President, D3 Technologies.

The text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference in its entirety in this Item 8.01.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Text of press release issued by the Company dated January 21, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2009

LMI AEROSPACE, INC.

By:	/s/ Ronald S. Saks
Ronald S. Saks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by the Company dated January 21, 2009.